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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                        DATE OF REPORT: FEBRUARY 15, 2000

                      DATE OF EARLIEST EVENT REPORTED: N.A.


                              UNITED MEDICORP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                         COMMISSION FILE NUMBER 1-10418


                 DELAWARE                                 75-2217002
      (STATE OR OTHER JURISDICTION OF                  (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)                  IDENTIFICATION NO.)

      10210 NORTH CENTRAL EXPRESSWAY
                 SUITE 400
               DALLAS, TEXAS                                 75231
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (214) 691-2140

                                        N.A.
          -------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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                     UNITED MEDICORP, INC. AND SUBSIDIARIES



ITEM 5. OTHER EVENTS

On February 11, 2000, the Board of Directors granted common stock purchase warrants ("Warrants") to two officers as consideration for their personal guarantees of the Company's recently announced recourse factoring agreement.

Warrants for 2,000,000 shares of the Company's common stock were granted to both Peter W. Seaman, Chairman and CEO, and Ken Culver, Vice President and CFO, as consideration for their personal guarantees of the factoring agreement executed by the Company on December 28, 1999. The Warrants were exerciseable to the extent of not more than 500,000 shares each on the grant date and are exerciseable to the extent of not more than 1,500,000 shares each when the Company becomes eligible for bank financing. The Warrants carry an exercise price of $0.00 per share and a term of ten years.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                               UNITED MEDICORP, INC.
                                   (REGISTRANT)



By: /s/ R. Kenyon Culver                            Date: February 15, 2000
    ------------------------------------------           ------------------
    R. Kenyon Culver
    Vice President and Chief Financial Officer
     (Principal Accounting Officer)



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